Exhibits 4(h) and 4(i)

                                    TXU CORP.

                              OFFICER'S CERTIFICATE

         H. Dan Farell, Executive Vice President and Chief Financial Officer of TXU Corp. (the "Company"), pursuant to the authority granted in the Board Resolutions of the Company dated November 14-15, 2002 and in the written consent of the Special Committee of the Board of Directors dated as of July 9, 2003 and Sections 201, 301 and 1501 of the Indenture defined herein, does hereby certify to The Bank of New York (the "Trustee"), as Trustee under the Indenture (For Unsecured Debt Securities Series N) of the Company dated as of July 1, 2003 (the "Indenture") that:

1. The securities of the first series to be issued under the Indenture shall be designated "Floating Rate Convertible Senior Notes due 2033" (the "Series N Notes"). All capitalized terms used in this certificate which are not defined herein, in Schedule I or in the form of the Series N Notes (the "Form of Series N Notes") set forth in Exhibit A hereto attached shall have the meanings set forth in the Indenture.

2. The Series N Notes shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on July 15, 2033.

3. The Series N Notes shall be issued in denominations of $1,000 and integral multiples thereof.

4. The Calculation Agent for the Series N Notes shall be The Bank of New York, or its successor as Calculation Agent. At any time, the Company may designate a successor Calculation Agent, who may be any Person or entity who is eligible to be a successor Trustee or co-trustee under the Indenture or who (a) is in fact independent, (b) does not have any direct material financial interest in the Company or in any Affiliate of the Company, (c) is not connected with the Company as an officer, employee, promoter, underwriter, partner, director or Person performing similar functions, (d) is selected by an Authorized Officer and (e) is approved by the Trustee in the exercise of reasonable care.

5. The Series N Notes will bear interest as provided in paragraph 1 of the Form of Series N Note.

         The principal of, premium, if any, and each installment of interest, including Contingent Interest, if any, on the Series N Notes shall be payable and registration of transfers and exchanges in respect of the Series N Notes may be effected, at the office or agency of the Company in The City of New York; and notices and demands to or upon the Company in respect of the Series N Notes may be served at the office or agency of the Company in The City of New York; the Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration and registration of transfers and exchanges and service of notices and demands, and the Company hereby appoints the Trustee as its agent for all such purposes; and the Trustee will initially be the Security Registrar and the Paying Agent for the Series N Notes; provided, however, that the Company reserves the right to


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         change, by one or more Officer's Certificates, any such office or agency and such agent. If the conditions specified in paragraph 7 have been satisfied, the Series N Notes may be presented for conversion at the office of the Conversion Agent (as defined in Schedule I) (along with a conversion notice in the form thereof set forth in Exhibit D hereto), and for registration of transfer or exchange at the office of the Security Registrar (along with a certificate in the form thereof set forth in Exhibit B or C hereto, as applicable). The Trustee shall initially be the Paying Agent, Security Registrar and Conversion Agent. No service charge will be made for any registration of transfer or exchange of Series N Notes, but payment of a sum sufficient to cover any tax or other government charge payable in connection therewith may be required.

6. (A) Contingent Interest. The Company will pay Contingent Interest to the Holders of Series N Notes as specified in paragraph 2 of the Form of the Series N Notes.

         (B) Additional Amounts. The Holders of Series N Notes and holders of shares of Common Stock (as defined in Schedule I) issued upon conversion thereof shall have registration rights as provided by the Registration Rights Agreement (as defined in Schedule I). The interest rate borne by the Registrable Securities (as defined in Schedule I) will be increased by 0.25% per annum upon the occurrence of a Registration Default (as defined in Schedule I) until all Registration Defaults have been cured ("Additional Amounts"). All accrued Additional Amounts shall be paid to Holders of Registrable Securities in the same manner and at the same time as regular payments of interest on the Registrable Securities. Following the cure of all Registration Defaults, the accrual of Additional Amounts shall cease and the interest rate on the Registrable Securities will revert to the current interest rate.

7. A. Right to Convert. A Holder may convert its Series N Notes for Common Stock (or cash or a combination of cash and Common Stock, as set forth in subsection D of this paragraph 7) during the periods and subject to the conditions stated in paragraph 5 of the Form of Series N Notes. The number of shares of Common Stock issuable upon conversion of a Series N Note per $1,000 principal amount thereof (the "Conversion Rate") shall be 28.9289, subject to adjustment as set forth in subsection G of this paragraph 7.

         A Holder may convert a portion of the principal amount of Series N Notes if the portion is $1,000 or a multiple of $1,000.

         B. Conversion Procedures. To convert Series N Notes, a Holder must satisfy the requirements in this subsection B and in paragraph 5 of the Form of Series N Notes. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). Shares of the Company's Common Stock and cash deliverable upon conversion and cash in lieu of any fractional share determined pursuant to subsection C of this paragraph 7 will be delivered through the Conversion Agent no later than the third Business Day following the determination of the Applicable Stock Price (as defined in Schedule I). If the Company elects to pay all of such payment in cash, the payment will be made to Holders surrendering Series N Notes no later than the tenth Business Day following the applicable Conversion Date. As soon as practicable, but in no event later than the fifth Business Day


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         following the Conversion Date, the Company shall deliver to the Holder of Series N Notes, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to subsection
         C. The Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of Series N Notes on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Series N Notes shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of Series N Notes, such Person shall no longer be a Holder of such Series N Notes.

         No payment or adjustment shall be made for dividends on or other distributions with respect to any Common Stock except as provided in subsection G of this paragraph 7 or as otherwise provided in this Officer's Certificate.

         On conversion of Series N Notes, the portion of accrued interest including accrued Contingent Interest, if any, with respect to the converted Series N Notes shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder of such Series N Notes through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Series N Notes being converted pursuant to the provisions hereof, and the Fair Market Value (as defined in Schedule I) of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for interest accrued and unpaid through the Conversion Date and accrued and unpaid Contingent Interest, and the balance, if any, of such Fair Market Value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Series N Notes being converted pursuant to the provisions hereof. Notwithstanding conversion of any Series N Notes, the Holders of the Series N Notes and any Common Stock issuable upon conversion thereof will continue to be entitled to receive Additional Amounts in accordance with the Registration Rights Agreement.

         If a Holder converts more than one Series N Note at the same time, the number of shares of Common Stock and/or the amount of cash issuable upon the conversion shall be based on the total principal amount of the Series N Notes converted.

         Upon surrender of a Series N Note that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder of such Series N Note, a new Series N Note of any authorized denomination requested by such Holder and in the aggregate principal amount equal to and in exchange for the unconverted portion of the principal amount of Series N Note so surrendered.


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         If the last day on which Series N Notes may be converted is a legal holiday in a place where the principal office of the Conversion Agent is located, the Series N Notes may be surrendered to that Conversion Agent on the next succeeding day that it is not a legal holiday.

         C. Cash Payments in Lieu of Fractional Shares. The Company shall not issue a fractional share of Common Stock upon conversion of Series N Notes. Instead the Company shall deliver cash in an amount equal to the value of such fractional share based on the Applicable Stock Price.

         D. Cash Payments in Lieu of Common Stock. In lieu of delivery of shares of the Company's Common Stock upon conversion of any Series N Notes (for all or any portion of the Series N Notes), the Company may elect to pay Holders surrendering Series N Notes an amount in cash per Series N Note (or a portion of a Series N Note) equal to the Applicable Stock Price multiplied by the Conversion Rate in effect on the Conversion Date. The Company will inform the Holders through the Trustee no later than two Business Days following the Conversion Date of the Company's election to deliver shares of the Company's Common Stock or to pay cash in lieu of delivery of the shares. If an Event of Default (other than a default in a cash payment upon conversion of the Series N Notes), has occurred and is continuing, the Company may not pay cash upon conversion of any Series N Notes or portion of the Series N Note (other than cash for fractional shares).

         E. Taxes on Conversion. If a Holder converts Series N Notes, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any withholding tax required by law.

         F. Covenants of the Company. The Company shall, prior to issuance of any Series N Notes, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Series N Notes.

         All shares of Common Stock delivered upon conversion of the Series N Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

         The Company shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of Series N Notes, if any, and shall cause to have listed or quoted all such shares of Common Stock on each


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         United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

         G. Adjustments to Conversion Rate. The Conversion Rate, and the resulting Conversion Price, shall be adjusted from time to time, without duplication, as follows:

         (1) In case the Company shall (i) pay a dividend, or make a distribution, exclusively in shares of its capital stock, on the Common Stock; (ii) subdivide its outstanding Common Stock into a greater number of shares; (iii) combine its outstanding Common Stock into a smaller number of shares; or (iv) reclassify its Common Stock, the Conversion Rate in effect immediately prior to the record date or effective date, as the case may be, for the adjustment pursuant to this subsection G(1) as described below, shall be adjusted so that the Holder of any Series N Notes thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Company which such Holder would have owned or have been entitled to receive after the happening of any of the events described in (i) through (iv) above had such Series N Notes been converted immediately prior to such record date or effective date, as the case may be. An adjustment made pursuant to this subsection G shall become effective immediately after the applicable record date in the case of a dividend or distribution and shall become effective immediately after the applicable effective date in the case of subdivision, combination or reclassification of the Company's Common Stock. If any dividend or distribution of the type described in clause (i) above is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

         (2) In case the Company shall issue rights or warrants to all holders of the Common Stock entitling them (for a period expiring within 60 days after the date of issuance of such rights or warrants) to subscribe for or purchase Common Stock at a price per share less than the Last Reported Sale Price (as defined in Schedule I) of a share of the Company's Common Stock on the Trading Day (as defined in Schedule
         I) immediately preceding the declaration date of the distribution, the Conversion Rate in effect immediately after such Trading Day shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately preceding such Trading Day by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and (ii) the denominator shall be the number of shares of Common Stock outstanding on such Trading Day plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Market Price (as defined in Schedule I) per share of Common Stock on the earlier of such Trading Day or the Trading Day immediately preceding the Ex-Dividend Date (as defined in Schedule I) for such issuance of rights or warrants. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in


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         effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such record date for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

         (3) In case the Company shall, by dividend or otherwise, distribute to all holders of Common Stock any assets (including shares of capital stock of the Company's Subsidiaries), debt securities or rights or warrants to purchase any of its securities (excluding any dividend, distribution or issuance covered by those referred to in subsection G(1) or G(2) hereof and any dividend or distribution paid exclusively in cash) (any of the foregoing hereinafter in this subsection G(3) called the "Distributed Assets or Securities"), the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date mentioned below by a fraction of which (A) the numerator shall be the Market Price per share of the Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex date for such dividend or distribution, and (B) the denominator shall be (1) the Market Price per share of the Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex date for such dividend or distribution less (2) the Fair Market Value on the earlier of such record date or the Trading Day immediately preceding the ex date for such dividend or distribution (as determined by the Board of Directors, whose determination shall be conclusive, and described in a certificate filed with the Trustee and the Paying Agent) of the Distributed Assets or Securities so distributed applicable to one share of Common Stock.

         With respect to subsection G(3), in the event that the Company makes any distribution to all holders of Common Stock consisting of Equity Interests (as defined in Schedule I) in a Subsidiary or other business unit of the Company, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such distribution by a fraction of which (i) the numerator shall be (x) the Spin-off Market Price (as defined in Schedule I) per share of the Common Stock on such record date plus (y) the Spin-off Market Price per Equity Interest of the Subsidiary or other business unit of the Company on such record date and (ii) the denominator shall be the Spin-off Market Price per share of the Common Stock on such record date, such adjustment to become effective 10 Trading Days after the effective date of such distribution of Equity Interests in a Subsidiary or other business unit of the Company.

         (4) In case the Company shall make (i) on or prior to July 15, 2008, any distributions, by dividend or otherwise, during any quarterly fiscal periods consisting exclusively of cash to all holders of


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         outstanding shares of Common Stock in an aggregate amount per share of the Company's Common Stock ("Current Dividend Rate") that is not equal to $0.125 (appropriately adjusted from time to time for any subdivisions, combinations or reclassifications of the Company's Common Stock) ("Prior Dividend Rate"), and (ii) following July 15, 2008, any dividend or other distribution to all holders of the Company's Common Stock consisting exclusively of cash, if this dividend or distribution, aggregated on a rolling twelve-month basis with all other such cash dividends and distributions for which no adjustment has been made under this subsection G, has a per share value exceeding 15% of the Last Reported Sale Price of the Company's Common Stock on the Trading Day immediately preceding the declaration of the dividend or distribution.

         With respect to any adjustment of the Conversion Rate pursuant to subsection G(4)(i) above; if the Current Dividend Rate is greater than the Prior Dividend Rate, the Conversion Rate shall be increased to equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such date of determination by a fraction of which
         (x) the numerator shall be the average of the Volume Weighted Average Prices (as defined in Schedule I) for the three Trading Days ending on the date immediately preceding the Ex-Dividend Date for such dividend or distribution and (y) the denominator shall be the average of the Volume Weighted Average Prices for the three Trading Days ending on the date immediately preceding the Ex-Dividend Date for such dividend or distribution less the difference between (a) the Current Dividend Rate and (b) the Prior Dividend Rate, if any. If the Current Dividend Rate is less than the Prior Dividend Rate, the Conversion Rate shall be decreased to equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such date of determination by a fraction of which (x) the numerator shall be the average of the Volume Weighted Average Prices for the three Trading Days ending on the date immediately preceding the Ex-Dividend Date for such dividend or distribution and (y) the denominator shall be the average of the Volume Weighted Average Prices for the three Trading Days ending on the date immediately preceding the Ex-Dividend Date for such dividend or distribution plus the difference between (a) the Prior Dividend Rate and (b) the Current Dividend Rate.

         With respect to any adjustment of the Conversion Rate pursuant to subsection G(4)(ii) above, following July 15, 2008, the Conversion Rate shall be increased to equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such date of determination by a fraction of which (x) the numerator shall be the average of the Volume Weighted Average Prices for the three Trading Days ending on the date immediately preceding the Ex-Dividend Date for such dividend or distribution and (y) the denominator shall be the average of the Volume Weighted Average Prices for the three Trading Days ending on the date immediately preceding the Ex-Dividend Date for such dividend or distribution less the aggregate amount per share of the dividends and distributions for which the adjustment is being made.

         (5) Upon conversion of the Series N Notes, the Holders shall receive, in addition to the Common Stock issuable upon such conversion, the rights issued under the Rights Plan (as defined in Schedule I) or under any future shareholder rights plan the Company implements


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         (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion) unless, prior to conversion, the rights have expired, terminated or been redeemed or exchanged in accordance with the Rights Plan. If, and only if, the Holders of Series N Notes receive rights under such shareholder rights plans as described in the preceding sentence upon conversion of their Series N Notes, then no other adjustment pursuant to this subsection G shall be made in connection with such shareholder rights plans.

         (6) For purposes of this paragraph G, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

         (7) Notwithstanding any other provision of this Officer's Certificate to the contrary, in no event shall the Conversion Rate exceed 47.7327 (the "Maximum Conversion Rate") as adjusted pursuant to (1), (2) and
         (3) of this subsection G, as a result of an adjustment pursuant to (4) above. The Maximum Conversion Rate shall initially be 47.7327 and shall be appropriately adjusted from time to time for any stock dividends on or subdivisions or combinations of the Common Stock.

         H. Calculation Methodology. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate then in effect, provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated in this subsection G, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing. Any adjustments that are made shall be carried forward and taken into account in any subsequent adjustment. All calculations of any adjustments to the Conversion Rate pursuant to subsection G of this paragraph 7 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

         I. When No Adjustment Required. No adjustment to the Conversion Rate need be made:

         (1) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

         (2) upon the issuance of any shares of Common Stock or options or rights to purchase such shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

         (3) for a change in the par value or no par value of the Common Stock;
         or


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         (4) for accrued and unpaid interest (including Contingent Interest or
         Additional Amounts, if any).

         To the extent the Series N Notes become convertible into cash, assets, or property (other than capital stock of the Company or securities to which subsection M of this paragraph 7 applies), no adjustment shall be made thereafter as to the cash, assets or property. Interest shall not accrue on such cash.

         J. Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders of Series N Notes a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder of Series N Notes desiring inspection thereof.

         K. Voluntary Increase. The Company may make such increases in the Conversion Rate, in addition to those required by subsection G to this paragraph 7, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to Holders of Series N Notes and file with the Trustee and the Conversion Agent a notice of such increase. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice except to exhibit the same to any Holder of Series N Notes desiring inspection thereof. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes affect. The notice shall state the increased Conversion Rate and the period it shall be in effect.

         L. Notice to Holders Prior to Certain Actions. In case:

         (1) The Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to subsection G;

         (2) The Company shall authorize the granting to all or substantially all the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;

         (3) Of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any


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         shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or


         (4) Of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

         the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Series N Notes at its address appearing on the Security Register, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or rights or warrants are to be determined or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

         M. Effect of Reclassification, Consolidation, Merger, Binding Share Exchange or Sale. If any of the following events occur, namely (1) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (2) any consolidation, merger, combination or binding share exchange of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or (3) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture, providing that at the effective time of such transaction, each Series N Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Series N Note immediately prior to such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in subsection G.

         The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Security Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

         The above provisions of subsection M shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, binding share exchanges, sales and conveyances.

         If this subsection M applies to any event or occurrence, subsection G shall not apply.

         N. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to either calculate the Conversion Rate or determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same and shall be protected in relying upon an Officer's Certificate with respect to the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Series N Notes and the Trustee and any other Conversion Agent make no representations with respect thereto. Subject to the provisions of paragraph 8 of this Officer's Certificate, neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Series N Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to paragraph 7 hereof relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Series N Notes after any event referred to in such subsection M or to any adjustment to be made with respect thereto, but, subject to the provisions of paragraph 8 of this Officer's Certificate, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an officer's certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

         O. Simultaneous Adjustments. In the event that subsection G requires adjustments to the Conversion Rate under more than one of subsection G(1), G(2), G(3) or G(4), and the Record Dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of subsection G(4), second, the provisions of subsection G(1), third, the provisions of subsection G(2), and fourth, the provisions of subsection G(3); provided, however, that nothing in this subsection O shall be done to evade the principle set forth in subsection G(9) hereof that the Maximum Conversion Rate shall not apply to any adjustments made with respect to any of the events in subsection G(1), G(2) or (G(3) hereof.

         P. Successive Adjustments. After an adjustment to the Conversion Rate under subsection G, any subsequent event requiring an adjustment under subsection G shall cause an adjustment to the Conversion Rate as so adjusted.

         Q. General Considerations. Whenever successive adjustments to the Conversion Rate are called for pursuant to this paragraph 7, such adjustments shall be made to the Market Price as may be necessary or appropriate to effectuate the intent of this paragraph 7 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

8. A. Purchase at the Option of the Holder Upon a Fundamental Change. If a Fundamental Change shall occur, each Holder of Series N Notes shall have the right, at such Holder's option, to require the Company to purchase any or all of such Holder's Series N Notes for cash on or before the 35th day after the date of the Company Notice (as defined below) of the occurrence of such Fundamental
         Change (as defined in Schedule I) (subject to extension to comply with applicable law (the "Fundamental Change Purchase Date"). The Series N Notes shall be repurchased in integral multiples of $1,000 of the principal amount. The Company shall purchase such Series N Notes at a price (the "Fundamental Change Purchase
         Price") equal to 100% of the principal amount of the Series N
         Notes to be purchased plus accrued and unpaid interest, including Contingent Interest and Additional Amounts, if any, to the Fundamental Change Purchase Date. No Series N Notes may be purchased at the option of the Holders upon a Fundamental Change if there has occurred and is continuing an Event of Default
         (other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price of the Series N Notes).

         B. Notice of Fundamental Change. The Company, or at its request (which must be received by the Paying Agent at least three Business Days (or such lesser period as agreed to by the Paying Agent) prior to the date the Paying Agent is requested to give such notice as described below), the Paying Agent in the name of and at the expense of the Company, shall mail to all Holders and the Trustee and the Paying Agent a Company Notice of the occurrence of a Fundamental Change and of the purchase right arising as a result thereof, including the information required by subsection C of this paragraph 8, on or before the 30th day after the occurrence of such Fundamental Change.

         C. Exercise of Option. For a Series N Note to be so purchased at the option of the Holder, the Paying Agent must receive such Series N Note duly endorsed for transfer, together with a written notice of purchase (a "Fundamental Change Purchase Notice") and the form entitled "Form of Fundamental Change Purchase Notice" attached hereto as Exhibit E duly completed, on or before the 35th day after the date of the Company Notice of the occurrence of such Fundamental Change, subject to extension to comply with applicable law. The Fundamental Change Purchase Notice shall state:

         (a) if certificated, the certificate numbers of the Series N Notes which the Holder shall deliver to be purchased;

         (b) the portion of the principal amount of the Series N Notes which the Holder shall deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof; and

         (c) that such Series N Notes shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in subsection D of paragraph 8 of the Series N Notes and in this Officer's Certificate.

         D. Procedures. The Company shall purchase from a Holder, pursuant to paragraph 11 hereof, Series N Notes if the principal amount of such Series N Notes is $1,000 or a multiple of $1,000 if so requested by such Holder.

         If the Series N Notes to be purchased pursuant to the terms of this paragraph 8 are not in certificated form, a Holder's Purchase Notice must comply with appropriate procedures of the Depositary (as defined below).

         Any purchase by the Company contemplated pursuant to the provisions of paragraph 8 hereof shall be consummated by the delivery of the Fundamental Change Purchase Price to be received by the Holder promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of the Series N Notes.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by subsection C of paragraph 8 hereof shall have the right at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date to withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with subsection B of paragraph 10.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

         On or before 10:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Fundamental Change Purchase Price of the Series N Notes to be purchased pursuant to paragraph 9 hereof. Payment by the Paying Agent of the Fundamental Change Purchase Price for such Series N Notes shall be made promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of such Series N Notes. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Fundamental Change Purchase Price of such Series N Notes on the Business Day following the Fundamental Change Purchase Date, then, on and after such date, such Series N Notes shall cease to be outstanding and interest (including Contingent Interest and Additional Amounts, if any) on such Series N Notes shall cease to accrue, whether or not book-entry transfer of such Series N Notes is made or such Series N Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery or transfer of the Series N Notes). Nothing herein shall preclude any withholding tax required by law.

         The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the Fundamental Change Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

         All questions as to the validity, eligibility (including time of receipt) and acceptance of any Series N Notes for redemption shall be determined by the Company, whose determination shall be final and binding.

9. Purchase of Series N Notes by the Company at the Option of the Holder.

         A. On each of July 15, 2008, July 15, 2013, July 15, 2018, July 15,
         2023 and July 15, 2028 (each, a "Put Purchase Date"), each Holder shall have the option to require the Company to purchase any Series N Notes held by such Holder at the Put Purchase Price specified in paragraph 4 of the Form of Series N Notes, upon:

         (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Put Purchase Notice"), at any time from the opening of business on the date that is 20 Business Days prior to such Put Purchase Date until the close of business on the fifth Business Day prior to such Put Purchase Date stating:

                  (i) if certificated, the certificate numbers of the Series N Notes which the Holder will deliver to be purchased;

                  (ii) the portion of the principal amount of the Series N Notes which the Holder will deliver to be purchased which portion must be $1,000 in principal amount or an integral multiple thereof;

                  (iii) that such Series N Notes shall be purchased as of the Put Purchase Date pursuant to the terms and conditions specified in paragraph 4 of the Series N Notes and in this Officer's Certificate; and

                  (iv) the Holder's election in the event that the Company will pay the Put Purchase Price of the Series N Notes in shares of the Company's Common Stock, but proves unable to satisfy the conditions therefor and ultimately has to pay such Put Purchase Price in cash, to either withdraw its Put Purchase Notice with respect to all Series N Notes listed therein or to receive cash for the entire Put Purchase Price for all such Series N Notes listed therein; provided that if a Holder fails to indicate its election in this clause (iv), such Holder shall be deemed to have elected to receive cash for the entire Put Purchase Price for all Series N Notes so listed; and

         (2) delivery or book-entry transfer of such Series N Notes to the Paying Agent prior to, on or after the Put Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Put Purchase Price shall be so paid pursuant to this paragraph 9 only if the Series N Notes so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

         If the Series N Notes to be purchased pursuant to the terms of this paragraph 8 are not in certificated form, a Holder's Purchase Notice must comply with appropriate procedures of the Depositary (as defined below).

         B. The Company shall purchase from a Holder, pursuant to the terms of this paragraph 9, Series N Notes if the principal amount of such Series N Notes is $1,000 or a multiple of $1,000 if so requested by such Holder.

         C. Any purchase by the Company contemplated pursuant to the provisions of this paragraph 9 shall be consummated by the delivery of the Put Purchase Price to be received by the Holder promptly following the later of the Put Purchase Date or Fundamental Change Purchase Date, as the case may be, or the time of book-entry transfer or delivery of the Series N Notes.

         D. In connection with a purchase on any Put Purchase Date other than July 15, 2008, the Company may elect to pay the Put Purchase Price in shares of the Company's Common Stock.

         (1) The Company shall designate, in the Put Purchase Notice delivered pursuant to subsection D(3) hereof , whether the Company will purchase the Series N Notes for cash or Common Stock, or, if a combination thereof, the percentages of the Put Purchase Price of Series N Notes in respect of which it will pay in cash and Common Stock; provided, however, that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Series N Notes subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Series N Notes are purchased pursuant to paragraph 9 shall receive the same percentage of cash or Common Stock in payment of the Put Purchase Price for such Series N Notes, except (i) as provided in subsection D(2) with regard to the payment of cash in lieu of fractional Common Stock and (ii) in the event that the Company is unable to purchase the Series N Notes of a Holder or Holders of such Series N Notes for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Series N Notes of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or the components or percentages of components thereof) to be paid once the Company has given its Put Purchase Notice to Holders except pursuant to this subsection D(1) or pursuant to subsection D(2) in the event of a failure to satisfy, prior to the close of business on the Put Purchase Date, any condition to the payment of the Put Purchase Price, in whole or in part, in Common Stock.

         At least three Business Days before the Put Purchase Notice Date, the Company shall deliver an Officer's Certificate to the Trustee specifying:

                  (i)      the manner of payment selected by the Company,

                  (ii)     the information required by subsection D(3),

                  (iii) if the Company elects to pay the Put Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in subsection D(2) have been or will be complied with, and

                  (iv) whether the Company desires the Trustee to give the Put Purchase Notice required by subsection D(3).

         (2) On each Put Purchase Date, at the option of the Company, the Put Purchase Price of Series N Notes in respect of which a Put Purchase Notice pursuant to subsection A(1) of paragraph 9 has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, or the Put Purchase Price of such securities in cash by (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

         The Company will not issue a fractional share of Common Stock in payment of the Put Purchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share of Common Stock shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent with one half cent being rounded upwards. It is understood that if a Holder of Series N Notes elects to have more than one Series N Note purchased, the number of shares of Common Stock shall be based on the aggregate amount of Series N Notes to be purchased.

         If the Company elects to purchase the Series N Notes by the issuance of Common Stock, the Put Purchase Notice, as provided in subsection A(1) of paragraph 9, shall be sent to the Holders of Series N Notes and to beneficial owners as required by applicable law) not later than the date specified in subsection A(1) of paragraph 9.

         The Company's right to exercise its election to purchase the Series N Notes pursuant to this Article through the issuance of Common Stock shall be conditioned upon:

                  (i) the Company's not having given its Put Purchase Notice of an election to pay entirely in cash and its giving of timely Put Purchase Notice of election to purchase all or a specified percentage of the Series N Notes with Common Stock as provided herein;

                  (ii) the listing of shares of Common Stock to be issued in respect of the payment of the Purchase Price on the principal United States securities exchange on which the Common Stock is then listed or, if not so listed, the quotation of such shares on NASDAQ;

                  (iii) the registration of the shares of Common Stock to be issued in respect of the payment of the Purchase Price under the Securities Act or the Exchange Act, in each case, it required for the initial issuance thereof;

                  (iv) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (v) the receipt by the Trustee of an officer's certifi-cate and an opinion of counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity in all material respects with this Officer's Certificate and (B) the Common Stock to be issued by the Company in payment of the Purchase Price in respect of Series N Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Officer's Certificate in payment of the Purchase Price in respect of the Series N Notes, it will be validly issued, fully paid and non-assessable, free from statutory preemptive rights and preemptive rights set forth in the Company's organizational documents and, in the case of such officer's certificate, stating that conditions (i),
                           (ii), (iii) and (iv) above and the conditions set forth in the second succeeding sentence have been satisfied and, in the case of such opinion of counsel, stating that conditions (ii) and (iii) above have been satisfied.

         Such Officer's Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 principal amount of Series N Notes and the Last Reported Sale Price of a share of Common Stock on each Trading Day during the period commencing on the first Trading Day of the period during which the Market Price is calculated and ending three Business Days prior to the applicable Put Purchase Date. The Company shall pay the Put Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is in a newspaper of general circulation in The City of New York or is otherwise readily publicly available. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Put Purchase Date and the Company has elected to purchase the Series N Notes pursuant to this paragraph 9 through the issuance of Common Stock, the Company shall pay, without further notice, the entire Put Purchase Price of the Series N Notes of such Holder or Holders in cash.

         (3) In the event the Company has elected to pay the Put Purchase Price (or a specified percentage thereof) with Common Stock, the Put Purchase Notice shall:

                  (i) state that each Holder will receive Common Stock with a Market Price equal to such specified percentage of the Put Purchase Price or the Series N Notes held by such Holder (except any cash amount to be paid in lieu of fractional shares);

                  (ii) set forth the method of calculating the Market Price of the Common Stock; and

                  (iii) state that because the Market Price of Common Stock will be determined prior to the Put Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Put Purchase Date.

         In any case, each Put Purchase Notice shall include a form of Purchase Notice.

         (4) As soon as practicable after the Put Purchase Date and upon receipt of the Series N Notes, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Put Purchase Price and cash in lieu of any fractional shares of Common Stock. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of Common Stock on the Business Day following the Put Purchase Date.

         (5) If a Holder of a Series N Note is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the Holder of Series N Note shall pay any such tax which is due because such Holder requests the Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than such Holder's name.

         (6) If the conditions of this subsection D are not satisfied by a Put Purchase date, the Company will pay the Put Purchase Price of the Series N Notes to be purchased in cash. The Company may not change the form of consideration to be paid for the Series N Notes once it has given the Holders the required notice, except as described in the preceding sentence.

         E. Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent a Purchase Notice contemplated by this paragraph 9 shall have the right at any time prior to the close of business on the Business Day prior to the Put Purchase Date to withdraw such Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with subsection B of paragraph 10 below.

         F. The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

         G. On or before 10:00 a.m., New York City time, on the Put Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) money and/or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price of the Series N Notes to be purchased pursuant to this paragraph 9. Payment by the Paying Agent of the Put Purchase Price for such Series N Notes shall be made promptly following the later of the Put Purchase Date or the time of book-entry transfer or delivery of such Series N Notes. If the Paying Agent holds, in accordance with the terms of the Indenture, money and/or Common Stock sufficient to pay the Put Purchase Price of such Series N Notes on the Business Day following the Put Purchase Date then, on and after such date, such Series N Notes shall cease to be outstanding and interest (including Contingent Interest and Additional Amounts, if any) on such Series N Notes shall cease to accrue, whether or not book-entry transfer of such Series N Notes is made or such Series N Notes are delivered to the Paying Agent, and all other rights of the Holder of such Series N Notes shall terminate (other than the right to receive the Put Purchase Price upon delivery or transfer of the Series N Notes).

         H. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the Put Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

10. A. Notice of Put Purchase Date or Fundamental Change. The Company shall send notices (each, a "Company Notice") to the Holders (and to beneficial owners as required by applicable law) at their addresses shown in the Security Register maintained by the Security Registrar, and delivered to the Trustee and Paying Agent, not less than 20 Business Days prior to each Put Purchase Date, and on or before the 30th day after the occurrence of a Fundamental Change, as the case may be (each such date of delivery, a "Company Notice Date"). Each Company Notice shall include a form of Purchase Notice or Fundamental Change Purchase Notice to be completed by a Holder and shall state:

         (1) the applicable Put Purchase Price or Fundamental Change Purchase Price, excluding accrued and unpaid interest, Conversion Rate at the time of such notice (and any adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of interest (including Contingent Interest and Additional Amounts, if any), if any, that will be payable with respect to the Series N Notes on the applicable Put Purchase Date or Fundamental Change Purchase Date;

         (2) the Holder's election, in the event that the Company decides to pay all of the Put Purchase Price in shares of the Company's Common Stock but proves unable to satisfy the conditions for Common Stock payment and ultimately has to pay cash, to: withdraw its purchase notice with respect to all the Series N Notes listed therein; or receive cash for the entire purchase price for all the Series N Notes listed in its purchase notice;

         (3) if the notice relates to a Fundamental Change, the events causing the Fundamental Change and the date of the Fundamental Change;

         (4) the Put Purchase Date or Fundamental Change Purchase Date;

         (5) the last date on which a Holder may exercise its purchase right;

         (6) the name and address of the Paying Agent and the Conversion Agent;

         (7) that Series N Notes must be surrendered to the Paying Agent to collect payment of the Put Purchase Price or Fundamental Change Purchase Price;

         (8) that Series N Notes as to which a Purchase Notice or Fundamental Change Purchase Notice has been given may be converted only if the applicable Purchase Notice or Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Supplemental Indenture;

         (9) that the Put Purchase Price or Fundamental Change Purchase Price for any Series N Notes as to which a Purchase Notice or a Fundamental Change Purchase Notice, as applicable, has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Put Purchase Date or Fundamental Change Purchase Date, as applicable, or the time of book-entry transfer or delivery of such Series N Notes;

         (10) the procedures the Holder must follow under paragraph 9 or 10 hereof, as applicable, and paragraph 11 hereof;

         (11) briefly, the conversion rights of the Series N Notes;

         (12) that, unless the Company defaults in making payment of such Put Purchase Price or Fundamental Change Purchase Price on Series N Notes covered by any Purchase Notice or Fundamental Change Purchase Notice, as applicable, interest (including Contingent Interest and Additional Amounts, if any) will cease to accrue on and after the Put Purchase Date or Fundamental Change Purchase Date, as applicable;

         (13) the CUSIP or ISIN number of the Series N Notes; and

         (14) the procedures for withdrawing a Purchase Notice or Fundamental Change Purchase Notice.

         In connection with providing such Company Notice, the Company will issue a press release and publish a notice containing the information in such Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company's then existing Web site or through such other public medium as the Company may use at the time.

         At the Company's request, made at least five Business Days prior to the date upon which such notice is to be mailed, and at the Company's expense, the Paying Agent shall give the Company Notice in the Company's name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

         B. Effect of Put Purchase Notice or Fundamental Change Purchase Notice; Effect of Event of Default. Upon receipt by the Company of the Purchase Notice or Fundamental Change Purchase Notice specified in paragraph 10 or subsection (C) of paragraph 9, as applicable, the Holder of the Series N Notes in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Put Purchase Price or Fundamental Change Purchase Price with respect to such Series N Notes. Such Put Purchase Price or Fundamental Change Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (x) the Put Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Series N Notes (provided the conditions in paragraph 10 or subsection (C) of paragraph 9, as applicable, have been satisfied) and (y) the time of delivery or book-entry transfer of such Series N Notes to the Paying Agent by the Holder thereof in the manner required by paragraph 10 or subsection (C) of paragraph 9, as applicable. Series N Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, unless such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

         A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m. New York City time on the Business Day prior to the Put Purchase Date or the Fundamental Change Purchase Date, as the case may be, to which it relates specifying:

         (1) if certificated, the certificate number of the Series N Notes in respect of which such notice of withdrawal is being submitted;

         (2) the principal amount of the Series N Notes with respect to which such notice of withdrawal is being submitted; and

         (3) the principal amount, if any, of such Series N Notes which remains subject to the original Put Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or shall be delivered for purchase by the Company.

         If Series N Notes with respect to which such notice of withdrawal is being submitted are not in certificated form, a Holder's notice of withdrawal must comply with appropriate procedures of the Depositary (as defined below).

         There shall be no purchase of any Series N Notes pursuant to paragraph 8 or paragraph 9 hereof if an Event of Default has occurred and is continuing (other than a default that is cured by the payment of the Put Purchase Price or Fundamental Change Purchase Price, as the case may be). The Paying Agent shall promptly return to the respective Holders thereof any Series N Notes (x) with respect to which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this paragraph, or (y) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Put Purchase Price or Fundamental Change Purchase Price, as the case may be) in which case, upon such return, the Purchase Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

         C. Series N Notes Purchased in Part. Any Series N Notes that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder of such Series N Notes, without service charge, a new Series N Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Series N Notes so surrendered which is not purchased or redeemed.

         D. Covenant to Comply with Securities Laws Upon Purchase of Series N Notes. In connection with any offer to purchase Series N Notes under paragraph 8 or paragraph 9 hereof, the Company shall, to the extent applicable, (a) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under paragraph 8 or paragraph 9 hereof to be exercised in the time and in the manner specified in paragraph 8 or paragraph 9 hereof.

         E. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or property that remains unclaimed as provided in paragraph 4 of the Form of Series N Notes, together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any, held by them for the payment of a Put Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or property deposited by the Company pursuant to subsection G of paragraph 9 or subsection D of paragraph 8, as applicable, exceeds the aggregate Put Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Series N Notes or portions thereof which the Company is obligated to purchase as of the Put Purchase Date or Fundamental Change Purchase Date, as the case may be, then promptly on and after the Business Day following the Put Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any.

         F. Officer's Certificate. At least five Business Days before the Company Notice Date, the Company shall deliver an Officer's Certificate to the Trustee (provided, that at the Company's option, the matters to be addressed in such Officers' Certificate may be divided among two such certificates) specifying:

         (a) the manner of payment selected by the Company; and

         (b) whether the Company desires the Trustee to give the Company Notice required by paragraph 10 herein.

11. A. Right to Redeem; Notice to Holders of Series N Notes. On or after July 15, 2008, the Company may, at its option, redeem the Series N Notes in whole, or in part, at any time in accordance with the provisions of paragraph 3 of the Form of Series N Notes upon notice, as provided in Section 404 of the Indenture mailed not less than 30 and not more than 60 days prior to the date fixed for redemption. The notice of redemption will inform the Holders of Series N Notes of the Company's election to deliver shares of the Company's Common Stock or to pay cash or a combination of Common Stock and cash in the event that a Holder elects to convert Series N Notes as a result of the Company's election to redeem.

         B. Fewer Than All Outstanding Series N Notes to Be Redeemed. If fewer than all of the outstanding Series N Notes are to be redeemed, the Trustee shall select the Series N Notes to be redeemed in principal amounts of $1,000 or integral multiples thereof. In the case that the Trustee shall select the Series N Notes to be redeemed, the Trustee may effectuate such selection by lot, pro rata, or by any other method that the Trustee considers fair and appropriate.

         C. Selection of Series N Notes to Be Redeemed. If any Series N Notes selected for partial redemption are thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Series N Notes so selected, the converted portion of such Series N Notes shall be deemed (so far as may be), solely for purposes of determining the aggregate principal amount of Series N Notes to be redeemed by the Company, to be the portion selected for redemption. The Trustee as outstanding for the purpose of such selection may treat series N Notes which have been converted during a selection of Series N Notes to be redeemed. Nothing in this subsection c shall affect the right of any Holder to convert any Series N Notes pursuant to paragraph 10 hereof before the termination of the conversion right with respect thereto.

12. Additional Events of Default. So long as the Series N Notes remain outstanding, the following events shall constitute an Event of Default:

         A. failure to pay Contingent Interest on any Series N Note for 30 days after it is due;

         B. failure to pay the principal of or any premium on any Series N Note when due, including the Company's obligation to redeem Series N Notes after the exercise of its redemption option and the Company's obligation to purchases Series N Notes upon the occurrence of a Fundamental Change or the exercise by a Holder of its option to require the Company to purchase such Holders Series N Notes; and

         C. the principal amount, if any, which remains subject to the purchase notice.

13. Except as provided otherwise in paragraph 14 below, the Series N Notes shall be initially issued in global form registered in the name of Cede & Co. (as depositary for The Depository Trust Company ("DTC"); provided, that the Company reserves the right to provide for another depositary, registered as a clearing agency under the Exchange Act, to act as depositary for the global Series N Notes (DTC and any such successor depositary, the "Depositary"); beneficial interests in Series N Notes issued in global form may not be exchanged in whole or in part for individual certificated Series N Notes in definitive form, and no transfer of a global Series N Note in whole or in part may be registered in the name of any Person other than the Depositary or its nominee except that if the Depositary (A) has notified the Company that it is unwilling or unable to continue as depositary for the global Series N Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary for such global Series N Notes has not been appointed, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Series N Notes, will authenticate and deliver Series N Notes in definitive certificated form in an aggregate principal amount equal to the principal amount of the global Series N Notes representing such Series N Notes in exchange for such global Series N Notes, such definitive Series N Notes to be registered in the names provided by the Depositary; each global Series N Note (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the outstanding Series N Notes to be represented by such global Series N Note (ii) shall be registered in the name of the Depositary or its nominee, (iii) shall be delivered by the Trustee to the Depositary, its nominee, any custodian for the Depositary or otherwise pursuant to the Depositary's instruction and
         (iv) shall bear a legend restricting the transfer of such global Series N Note to any person other than the Depositary or its nominee; none of the Company, the Trustee, any Paying Agent or any Authenticating Agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global Series N Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; the Series N Notes in global form will contain restrictions on transfer, substantially as described in the form set forth in Exhibit A hereto.

14. Shares of Common Stock to be issued upon conversion of Series N Notes prior to the effectiveness of the shelf registration statement of the Company ("Shelf Registration Statement") shall be physically delivered in certificated form to the Holders converting such Series N Notes and the certificate representing such shares of Common Stock shall bear the Restricted Common Stock Legend (substantially in the form of Exhibit H hereto) unless removed in accordance with this paragraph 14.

         If (i) shares of Common Stock to be issued upon conversion of Series N Notes prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the Holder of such Series N Notes or (ii) shares of Common Stock represented by a certificate bearing the Restricted Common Stock Legend are transferred subsequently by such Holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the

         Shelf Registration Statement, the Holder must deliver to the transfer agent for the Common Stock and to the Company a certificate in substantially the form of Exhibit I as to compliance with the restrictions on transfer applicable to such shares of Common Stock and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

         Except in connection with a Shelf Registration Statement, if certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing a restricted Common Stock legend, as set forth in Exhibit G ("Restricted Common Stock Legend"), or if a request is made to remove such Restricted Common Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Common Stock Legend, or the Restricted Common Stock Legend shall not be removed, as the case may be, unless there is delivered to the Company such reasonably satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), may include an opinion of counsel, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 of the Securities Act and that such shares of Common Stock are securities that are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the legend.

15. The Series N Notes will be initially issued pursuant to Section 4(2) of the Securities Act. Each Series N Note, whether in a global form or in a certificated form, shall bear the non-registration legend and the registration rights legend in substantially the form set forth in such form, unless otherwise agreed by the Company, such agreement to be confirmed in writing to the Trustee. Nothing in the Indenture, the Series N Notes or this certificate shall be construed to require the Company to register any Series N Notes under the Securities Act, unless otherwise expressly agreed by the Company, confirmed in writing to the Trustee, or to make any transfer of such Series N Notes in violation of applicable law. The Series N Notes are being offered and sold to Qualified Institutional Buyers as defined in Rule 144A in reliance on Rule 144A under the Securities Act or to Non-U.S. Persons in offshore transactions in reliance on Regulation S under the Securities Act and shall be issued initially in the form of one or more permanent Global Securities in definitive, fully registered, book-entry form, without interest coupons (collectively, the "Global Notes"). Each of the Global Notes shall represent such of the Series N Notes as shall be specified therein and shall each provide that it shall represent the aggregate principal amount of Series N Notes from time to time endorsed thereon and that the aggregate principal amount of Series N Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions. Any endorsement of a Global Note to reflect the amount, or any increase or decrease in aggregate principal amount, of Series N Notes represented thereby shall be reflected by the Trustee on Schedule A attached to the Series N Note and made by the Trustee in accordance with written instructions or such other written form of instructions as is customary for the DTC, from DTC or its nominee on behalf of any Person having a beneficial interest in the Global Note.

         In connection with any transfer of Series N Notes, the Trustee, the Security Registrar and the Company shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates and other information (in the form attached hereto as Exhibit A) received from the holders and any transferees of any Series N Notes regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Series N Note and any other facts and circumstances related to such transfer.

16. The Trustee, the Security Registrar and the Company will have no responsibility under the Indenture for transfers of beneficial interests in the Series N Notes, for any depositary records of beneficial interests or for any transactions between the Depositary and beneficial owners.

17. If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Series N Notes, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

         a) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Series N Notes, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Series N Notes or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

         (b) an Opinion of Counsel to the effect that, as a result of (i) the receipt by the Company from, or the publication by, the Internal Revenue Service of a ruling or (ii) a change in law occurring after the date of this certificate, the Holders of such Series N Notes, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

18. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.

19. The Series N Notes shall have such other terms and provisions as are provided in the form thereof set forth in Exhibit A hereto and shall be issued in substantially such form.

20. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion whether or not such covenants and conditions have been complied with.

21. In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) to the authentication and delivery of $475,000,000 aggregate principal amount of the Series N Notes, as requested in the accompanying Company Order, have been complied with.

         IN WITNESS WHEREOF, I have executed this Officer's Certificate this 15th of July, 2003.

                                        By /s/ H. Dan Farell
                                           ------------------------------------
                                           Name:  H. Dan Farell
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

                                                                      SCHEDULE 1


                                  DEFINED TERMS


"Applicable Stock Price" is equal to the average of the Volume Weighted Average Prices of the Company's Common Stock over the five-Trading Day period starting the third Trading Day following the conversion date of the Series N Notes, or, if such Volume Weighted Average Price is not available for any Trading Day, the market price of one share of the Company's Common Stock on such Trading Day during such period as determined in good faith by the Company using the volume weighted method. The "Volume Weighted Average Price" means the volume weighted average as displayed under the heading "Bloomberg VWAP" on Bloomberg Page TXU [equity] AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time.

"Common Stock" means the common stock, without par value, of the Company.

"Contingent Interest Trading Price" of the Series N Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Series N Notes obtained by the Bid Solicitation Agent for $5 million principal amount of Series N Notes at approximately 4:00 p.m., New York City time, on such determination date from three unaffiliated, nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, this one bid shall be used. If, however, no bid is obtained by the Bid Solicitation agent, or in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Series N Notes, then, for purposes of determining whether Contingent Interest will be payable, the Contingent Interest Trading Price of the Series N Notes will equal (a) the then applicable Conversion Rate (as hereinafter defined) of the Series N Notes multiplied by (b) the average of the Last Reported Sale Prices (as hereinafter defined) of the Company's Common Stock for the five Trading Days ending on such determination date.

"Conversion Agent" means the office or agency designated by the Company where the Series N Notes may be presented for conversion.

"Conversion Trading Price" of the Series N Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Series N Notes obtained by the Conversion Agent for $5 million principal amount of Series N Notes at approximately 4:00 p.m., New York City time, on such determination date from three unaffiliated, nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Conversion Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Conversion Agent, this one bid shall be used. If, however, no bid is obtained by the Conversion Agent, or in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Series N Notes, then the trading price of the Series N Notes for such determination date will be deemed to be less than 95% of the Conversion Value.

"Conversion Value" for any date of determination means the Conversion Rate multiplied by the Last Reported Sale Price of the Company's Common Stock on the New York Stock Exchange composite tape on such date.

"Conversion Agent" means the officer or agency by the company where the Series N Notes may be presented for conversion.

"Equity Interests" means any capital stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or investment of whatever nature.

"Ex-Dividend Date" is the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend from the seller of the Common Stock to its buyer.

"Fair Market Value" means the amount which a willing buyer would pay a willing seller in an arm's length transaction.

"Fundamental Change" will be deemed to have occurred at the time after the Series N Notes are originally issued that any of the following occurs: (1) a "person" or "group" within the meaning of Section 13(d) of the Exchange Act other than the Company, its subsidiaries or their respective employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of the Company's common equity representing more than 50% of the voting power of the Company's common equity entitled to vote generally in the election of directors, or (2) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Company's Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any person other than the Company or one or more of its subsidiaries; provided, however, that a transaction where the holders of the Company's common equity immediately prior to such transaction have directly or indirectly, more than 50% of the aggregate voting power of all classes of common equity of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a Fundamental Change.

A Fundamental Change will not be deemed to have occurred in respect of any of the foregoing, however, if either:

(1) the Last Reported Sale Price of the Company's Common Stock for any five Trading Days within the 10 consecutive Trading Days ending immediately before the later of the Fundamental Change or the public announcement thereof, equals or exceeds 105% of the Conversion Price of the Series N Notes in effect immediately before the Fundamental Change or the public announcement thereof; or

(2) at least 90% of the consideration, excluding cash payments for fractional shares, in the transactions constituting the Fundamental Change consists of shares of capital stock traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with a Fundamental Change (these securities being referred to as "publicly traded securities") and as a result of this transaction or transactions the Series N Notes become convertible into such publicly traded securities, excluding cash payments for fractional shares.

"Last Reported Sale Price" of the Company Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the New York Stock Exchange or, if the Company's Common Stock is not listed on the New York Stock Exchange, the principal securities exchange on which the Company Common Stock is traded or, if the Company's Common Stock is not listed on a US national or regional securities exchange, as reported by the Nasdaq National Market.

If the Company's Common Stock is not listed for trading on a US national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "Last Reported Sale Price" will be the last quoted bid price for the Company's Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization.

If the Company's Common Stock is not so quoted, the "Last Reported Sale Price" will be the average of the mid-point of the last bid and ask prices for the Company's Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

"London Banking Day" shall mean a day on which commercial banks are open for business, including dealings in Dallas, in London.

"Market Price" means the average of the Last Reported Sale Prices per share of the Company's Common Stock for the 20 Trading Day period ending on the applicable date of determination (if the applicable date of determination is a Trading Day or, if not, then on the last Trading Day prior to the applicable date of determination), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during the 20 Trading Day period and ending on the applicable date of determination, of any event that would result in an adjustment of the Conversion Rate.

"Registrable Securities" has the meaning assigned to such term in the Registration Rights Agreement.

"Registration Default" has the meaning assigned to such term in the Registration Rights Agreement.

"Registration Rights Agreement" means the Agreement, dated July 15, 2003, between the Company and Credit Suisse First Boston LLC, as representative ("Representative") of the initial purchasers (the "Initial Purchasers")

"Spin-off Market Price" per share of Common Stock of the Company or the Equity Interests in a subsidiary or other business unit of the Company on any day means the average of the daily Last Reported Sale Price for the 10 consecutive Trading

Days commencing on and including the fifth Trading Day after the "ex date" with respect to the issuance or distribution requiring such computations. As used herein, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the security trades regular way on the New York Stock Exchange or such other national regional exchange or market in which the security trades without the right to receive such issuance or distribution.

"Trading Day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Company's Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Company's Common Stock is then listed or, if the Company's Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System (Nasdaq) or, if the Company's Common Stock is not quoted on Nasdaq, on the principal other market on which such Common Stock is then traded.

The "Trading Price" of the Series N Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Series N Notes obtained by the Bid Solicitation Agent for $5 million principal amount of Series N Notes at approximately 4:00 p.m., New York City time, on such determination date from three unaffiliated, nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, this one bid shall be used. If, however, no bid is obtained by the Bid Solicitation Agent, or in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Series N Notes, then, for purposes of determining whether Contingent Interest will be payable, the Trading Price of the Series N Notes for such determination date will equal (a) the then applicable Conversion Rate of the Series N Notes multiplied by (b) the average of the Last Reported Sale Prices (as hereinafter defined) of the Company's Common Stock for the five Trading Days ending on such determination date.

The Bid Solicitation Agent will initially be the Calculation Agent. The Company may change the Bid Solicitation Agent, but the Bid Solicitation Agent will not be an affiliate of the Company. The Bid Solicitation Agent will solicit bids from nationally recognized securities dealers that are believed by the Company to be willing to bid for the Securities of this series.

                                                                       EXHIBIT A

                             [FORM OF SERIES N NOTE]

         [Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

                            [non-registration legend]

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF TXU CORP. (THE "COMPANY") THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (A)(1) TO THE COMPANY,
(2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (5) IN ACCORDANCE WITH ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF, OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER, REGULATION S UNDER THE SECURITIES ACT."

                                  [tax legend]

                  "FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS SECURITY IS A CONTINGENT PAYMENT DEBT INSTRUMENT AND WILL ACCRUE "ORIGINAL ISSUE DISCOUNT" AT THE COMPANY'S "COMPARABLE YIELD" FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. PURSUANT TO THE OFFICER'S CERTIFICATE, THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITY, EACH BENEFICIAL HOLDER OF THE SECURITY WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, (I) TO TREAT THE SECURITY AS INDEBTEDNESS THAT IS SUBJECT TO THE CONTINGENT PAYMENT DEBT INSTRUMENT REGULATIONS UNDER SECTION 1.1275-4 OF THE UNITED STATES TREASURY REGULATIONS (THE "CPDI REGULATIONS"), AND, FOR PURPOSES OF THE CPDI REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF COMMON STOCK RECEIVED BY A BENEFICIAL HOLDER UPON ANY CONVERSION OF THIS SECURITY AS A CONTINGENT PAYMENT AND (II) TO BE BOUND BY THE COMPANY'S DETERMINATION OF THE "COMPARABLE YIELD" AND "PROJECTED PAYMENT SCHEDULE," WITHIN THE MEANING OF THE CPDI REGULATIONS, WITH RESPECT TO THIS SECURITY AND TO ACCRUE "ORIGINAL ISSUE DISCOUNT" AT THE COMPARABLE YIELD AS DETERMINED BY THE COMPANY. THE COMPANY'S DETERMINATION OF THE COMPARABLE YIELD IS 4.997% PER ANNUM, COMPOUNDED SEMIANNUALLY. EACH HOLDER AND EACH BENEFICIAL HOLDER OF THIS SECURITY MAY OBTAIN THE AMOUNT OF "ORIGINAL ISSUE DISCOUNT," THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: TXU CORP., ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS 75201, ATTENTION: TREASURY DEPARTMENT."

                          [registration rights legend]

         The Holder of this Security, by acceptance hereof, will be deemed to have agreed to be bound by the provisions of the Registration Rights Agreement dated July 15, 2003, among the Company and the initial purchasers of this Security.

                                    TXU CORP.

                 FLOATING RATE CONVERTIBLE SENIOR NOTE DUE 2033

            TXU CORP., a corporation duly organized and existing under the laws of the State of Texas (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to or registered assigns, the principal sum of __________ Dollars on July 15, 2033. This Security shall bear interest as specified on the reverse of this Security.

This Security is convertible into shares of common stock, without par value, of the Company and is subject to redemption at the option of the Company and to purchase by the Company at the option of the Holder as specified on the reverse side of this Security.

            Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the Person entitled thereto, as such address shall appear on the Security Register or by wire transfer to an account designated by the person entitled thereto.

            Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        TXU CORP.


                                        By:_____________________________________



                          CERTIFICATE OF AUTHENTICATION

Dated:

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                        THE BANK OF NEW YORK, as Trustee


                                        By:_____________________________________
                                                    Authorized Signatory

                       [FORM OF REVERSE OF SERIES N NOTE]

                  This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture (For Unsecured Debt Securities Series N), dated as of July 1, 2003 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on July 15, 2003 creating the series designated on the face hereof (herein called, the "Officer's Certificate"), for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities of this series and of the terms upon which the Securities of this series are, and are to be, authenticated and delivered.

1.       INTEREST

                  The Securities of this series will bear regular interest at a per annum rate ("Interest Rate") determined by The Bank of New York, or its successor appointed by the Company as permitted by the Indenture, acting as calculation agent ("Calculation Agent"). The Interest Rate for each period commencing on and including the immediately preceding Interest Payment Date (as defined below) to but excluding the applicable Interest Payment Date (each an "Interest Period") will be equal to 3-month LIBOR (as defined below) on the second London Banking Day (as defined below) immediately preceding the first day of such Interest Period ("Interest Determination Date"), plus 1.5%. Promptly upon such determination, the Calculation Agent will notify the Trustee of the Interest Rate for such Interest Period. The determination of the Calculation Agent, absent manifest error, shall be binding and conclusive upon the Holders of this Security, the Company and the Trustee. The Interest Rate will be reset on the first day of each Interest Period for the Security of this Series (each an "Interest Reset Date").

                  "London Banking Day" shall mean a day on which commercial banks are open for business, including dealings in Dollars, in London.

                  "3-month LIBOR" for any Interest Determination Date will be:

         (a) the rate for three-month deposits in Dollars commencing on the related Interest Reset Date, that appears on the Moneyline Telerate Page 3750 (as defined below) as of 11:00 A.M., London time, on the Interest Determination Date; or

         (b) if no rate appears on the particular Interest Determination Date on the Moneyline Telerate Page 3750, the rate calculated by the Calculation Agent as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in Dollars for the period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in Dollars in that market at that time; or

         (c) if fewer than two offered quotations referred to in clause (b) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York time, on the particular Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in Dollars to leading European banks for a period of three months and in a principal amount that is representative for a single transaction in Dollars in that market at that time; or

         (d) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (c), 3-month LIBOR in effect on the particular Interest Determination Date.

                  "Moneyline Telerate Page 3750" means the display on Moneyline Telerate (or any successor service) on such page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for Dollars.

                  Interest on this Security shall accrue, from and including July 15, 2003, or from the most recent Interest Payment Date to which payment has been made or duly provided for, to but excluding the next succeeding January 15, April 15, July 15 and October 15 of each year, beginning October 15, 2003 (each an "Interest Payment Date"). Such interest shall be payable quarterly in arrears on each Interest Payment Date to the Persons in whose names this Security (or one or more Predecessor Securities) is registered at the close of business on January 1, April 1, July 1 and October 1 (each a "Regular Record Date"), as the case may be, immediately preceding such Interest Payment Date. This Security shall also bear Contingent Interest in certain circumstances as specified in paragraph 2 below. The amount of interest payable for any Interest Period shall be computed on the basis of the actual number of days for which interest is payable in such Interest Period, divided by 360.

                  In the event that any Interest Payment Date is not a Business Day, payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar month, then such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the Interest Payment Date. Any interest payable on this Security on any Interest Payment Date and not punctually paid or duly provided for will forthwith cease to be payable to the Holder on the Regular Record Date for such Interest Payment Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  Holders of Securities of this series at the close of business on a Regular Record Date will receive payment of interest, including Contingent Interest, if any, payable on the corresponding Interest Payment Date notwithstanding the conversion of such Securities of this series at any time after the close of business on such Regular Record Date. Securities of this series surrendered for conversion by a Holder during the period from the close of business on any Regular Record Date to the opening of business on the immediately following Interest Payment Date must be accompanied by payment of an amount equal to the interest, including Contingent Interest, if any, that the Holder is to receive on the Securities of this series; provided, however, that no such payment need be made if (1) the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the immediately following Interest Payment Date, (2) the Company has specified a Put Purchase Date (as defined below) following a Fundamental Change that is during such period or (3) any overdue interest (including overdue Contingent Interest, if any) exists at the time of conversion with respect to such Securities of this series to the extent of such overdue interest. The Holders of the Securities of this series and any Common Stock issuable or issued upon conversion thereof will continue to be entitled to receive Additional Amounts in accordance with the Registration Rights Agreement.

2.       CONTINGENT INTEREST

                  The Company will pay Contingent Interest to the Holders of the Securities of this series in respect of any six-month period from January 15 to July 14 or July 15 to January 14 commencing on or after July 15, 2008 for which the average of the Contingent Interest Trading Prices of a Security of this series for the applicable five Trading Day reference period equals or exceeds 120% of $1,000 per $1,000 principal amount of Securities of this series as of the day immediately preceding the first day of the applicable six-month period. The "five Trading Day reference period" means the five Trading Days ending on the second Trading Day immediately preceding the relevant six-month period. For any six-month period in respect of which Contingent Interest is payable, the Contingent Interest payable on each $1,000 principal amount of Securities of this series shall equal 0.25% of the average of the Trading Prices per $1,000 principal amount of Securities of this series during the applicable five Trading Day reference period. Contingent Interest, if any, will accrue and be payable in two equal installments on each of the two Interest Payment Dates next succeeding the first day of the relevant six-month period. Each installment of Contingent Interest, if any, shall be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for the applicable Interest Payment Date.

                  Upon determination that Holders of Securities of this series will be entitled to receive Contingent Interest which may become payable, the Company shall notify such Holders. In connection with providing such notice, the Company will issue a press release and publish a notice containing information regarding the Contingent Interest determination in a newspaper of general circulation in The City of New York or publish such information on the Company's then existing Web site or through such other public medium as the Company shall reasonably determine.

3.       REDEMPTION AT THE OPTION OF THE COMPANY

                  The Securities of this series are redeemable for cash in whole, or in part, at any time on or after July 15, 2008 at the option of the Company at a redemption price ("Redemption Price") equal to 100% of the principal amount of the Securities of this series to be redeemed plus any accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) to the Redemption Date.

                  Notice of redemption at the option of the Company shall be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each Holder of Securities of this series to be redeemed at the address of such Holder as it appears in the Security Register. In addition to the information required to be contained in the notice of redemption pursuant to
Section 404 of the Indenture, such notice will inform the Holders of the Securities of this series of the Company's election to deliver shares of Common Stock or to pay cash or combination of Common Stock and cash in the event that a Holder of the Securities of this series elects to convert their Securities of this series as a result of the Company's election to redeem such Securities. If money sufficient to pay the Redemption Price of all Securities of this series (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after the Redemption Date interest (including Contingent Interest and Additional Amounts, if any), if any, shall cease to accrue on such Securities of this series or portions thereof. Securities of this series in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

4.       PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER;
         PURCHASE AT THE OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE

         (a) Subject to the terms and conditions of the Indenture and the Officer's Certificate, each Holder shall have the option to require the Company to purchase the Securities of this series held by such Holder, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on each of July 15, 2008, July 15, 2013, July 15, 2018, July 15, 2023
and July 15, 2028 (each, a "Put Purchase Date") at a purchase price (the "Put Purchase Price") equal to 100% of the principal amount of the Securities of this series to be purchased plus any accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) to such Put Purchase Date, upon delivery of a Put Purchase Notice containing the information set forth in the Indenture and the Officer's Certificate, from the opening of business on the date that is 20 Business Days prior to such Put Purchase Date until the close of business on the fifth Business Day prior to such Put Purchase Date and upon delivery of the Securities of this series to the Paying Agent by the Holder as set forth in the Indenture and the Officer's Certificate. Except as provided in the Indenture and the Officer's Certificate, the Company will pay the Put Purchase Price in cash as set forth in the Indenture and the Officer's Certificate.

             The Securities of this series in denominations larger than $1,000 principal amount may be purchased in part, but only in integral multiples of $1,000 principal amount.

         (b) Subject to the terms and conditions of the Indenture and the Officer's Certificate, if a Fundamental Change shall occur, each Holder shall have the option to require the Company to purchase any or all of the Securities of this series held by such Holder, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on the day that is 35 days after the date of the Company Notice of the occurrence of the Fundamental Change (subject to extension to comply with applicable law) for the Fundamental Change Purchase Price plus any accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) to the Fundamental Change Purchase Date, upon delivery of a Fundamental Change Purchase Notice containing the information set forth in the Indenture and the Officer's Certificate at any time on or before such 35th day and upon delivery of the Securities of this series to the Paying Agent by the Holder as set forth in the Indenture and the Officer's Certificate. The Company will pay the Purchase Price in cash, as set forth in the Indenture and the Officer's Certificate.

(c) Holders have the right to withdraw any Put Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture and the Officer's Certificate.

(d) If cash sufficient to pay a Put Purchase Price or Fundamental Change Purchase Price, as the case may be, of all Securities of this series or portions thereof to be purchased as of the Put Purchase Date or the Fundamental Change Purchase Date, as the case may be, or in the case of a Put Purchase Date other than July 15, 2008, a sufficient number of shares of Common Stock, is deposited with the Paying Agent on the Business Day following the Put Purchase Date or the Fundamental Change Purchase Date, as the case may be, interest (including Contingent Interest and Additional Amounts, if any) shall cease to accrue on such Securities of this series (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Put Purchase Price or Fundamental Change Purchase Price, as the case may be, upon surrender of such Security of this series).

5. CONVERSION

               Subject to the procedures set forth in the Indenture and the Officer's Certificate, a Holder may convert Securities of this series into Common Stock on or before the close of business on June 15, 2033 during the periods and upon satisfaction of at least one of the conditions set forth below:

         (a) in any calendar quarter (and only during such calendar quarter) if the Last Reported Sale Price for Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the previous calendar quarter is greater than or equal to 120% of the Conversion Price per share of Common Stock on such last Trading Day;

         (b) in the event that the Company calls the Securities of this series for redemption, at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date; or

         (c) if, during the five Business Day period after any five consecutive Trading Day period in which the average of the Conversion Trading Prices of the Securities of this series for that period is less than 95% of the average of the Conversion Values (as hereinafter defined) of the Securities of this series during that period; provided, however, that no Securities of this series may be converted based on the satisfaction of this condition if on any day during such five consecutive Trading Day period, the Last Reported Sale Price of the Company's Common Stock is between the Conversion Price and 120% of the Conversion Price. "Conversion Value" for any date of determination means the Conversion Rate multiplied by the Last Reported Sale Price of the Company's Common Stock on such date in the averaging period.

             The Conversion Agent shall have no obligation to determine the Conversion Trading Price of the Securities of this series unless the Company has requested such determination. The Company shall have no obligation to make such request unless a Holder of the Securities of this series provides the Company with reasonable evidence that the Conversion Trading Price of the Securities of this series would be less than 95% of the Conversion Value. At such time, the Company shall instruct the Conversion Agent to determine the Conversion Trading Price of the Securities of this series beginning on the next Trading Day and on each successive Trading Day until the Conversion Trading Price is greater than or equal to 95% of the Conversion Value.

         (d) the Company elects to (i) distribute to all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Board of Directors exceeding 15% of the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the declaration date for such distribution, or
(ii) distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of such distribution, shares of Common Stock at less than the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding the declaration date of the distribution. In the case of the foregoing clauses (i) and (ii), the Company must notify the Holders of the Securities of this series at least 20 Business Days immediately prior to the Conversion Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender their Securities of this series for conversion at any time thereafter until the earlier of the close of business on the Business Day immediately prior to the Conversion Ex-Dividend Date or the Company's announcement that such distribution will not take place; provided, however, that a Holder of the Securities of this series may not exercise this right to convert if such Holder may participate in the distribution without conversion. As used herein, the term "Conversion Ex-Dividend Date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution; or

         (e) the Company becomes a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash or property (other than equity securities), in which case a Holder may surrender the Securities of this series for conversion at any time from and after the date which is 15 days prior to the anticipated effective date for the transaction until 15 days after the actual effective date of such transaction.

             Securities of this series in respect of which a Holder of the Securities of this series has delivered a notice of exercise of the option to require the Company to purchase such Securities of this series pursuant to paragraph 9 or paragraph 11 of the Officer's Certificate may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Officer's Certificate.

             The initial Conversion Rate is 28.9289 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Officer's Certificate. The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.

             To convert the Securities of this series a Holder must (A) in the case of the Securities of this series issued in global form, comply with the procedures of the Depository in effect at that time, and (B) in the case of certificated Securities of this series (1) complete and manually sign the irrevocable conversion notice on the back of the Securities of this series (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender the Securities of this series to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

              A Holder may convert a portion of the Securities of this series only if the principal amount of such portion is $1,000 or a multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Officer's Certificate. On conversion of the Securities of this series, that portion of accrued and unpaid interest attributable to the period from July 15, 2003 to the Conversion Date and accrued and unpaid Contingent Interest with respect to the converted portion of the Securities of this series shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for the portion of the Securities of this series converted pursuant to the terms hereof; and the Fair Market Value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for interest accrued and unpaid through the Conversion Date and accrued and unpaid Contingent Interest, and the balance, if any, of such Fair Market Value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Securities of this series being converted pursuant to the provisions hereof. Notwithstanding the conversion of any Securities of this series, the Holders of the Securities of this series and any Common Stock issuable upon conversion thereof will continue to be entitled to receive Additional Amounts in accordance with the Registration Rights Agreement.

              The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

              If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

              The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding to waive compliance by the Company with certain provisions of the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

              As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

              No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

              The Securities of this series are issuable only in registered form without coupons in denominations of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

              No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

              The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

              All terms used in this Security which are defined in the Indenture and the Officer's Certificate shall have the meanings assigned to them in the Indenture and in the Officer's Certificate.

                                                                       EXHIBIT B


                FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES

Re:      Floating Rate Convertible Senior Notes due 2033 of TXU Corp.
         (the "Company")

         This Certificate relates to $_____ principal amount of Notes held in *______ book-entry or *______ definitive form by _____________________ (the
"Transferor").

         The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

         In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture, dated as of July 1, 2003 (as amended or supplemented to date, the "Indenture"), from the Company to The Bank of New York, (the "Trustee") relating to the above-captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

         |_| Such Note is being acquired for the Transferor's own account without transfer.

         |_| Such Note is being transferred (i) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in accordance with Rule 144A under the Securities Act or (ii) pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act (and in the case of clause (ii), based upon an opinion of counsel if the Company or the Trustee so requests, together with a certification in substantially the form of Exhibit C to the Officer's Certificate).

         |_| Such Note is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

         |_| Such Note is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests).

----------------
        *   FILL IN BLANK OR CHECK APPROPRIATE BOX, AS APPLICABLE.

You are entitled to rely upon this certificate and you are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        [INSERT NAME OF TRANSFEROR]


                                        By:_______________________________
                                        Name:
                                        Title:
                                        Address:



Date:_____________________________

                                                                       EXHIBIT C


                FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                     WITH TRANSFERS PURSUANT TO REGULATION S


                                                             _____________, ____


The Bank of New York, as Security Registrar
101 Barclay Street, Floor 8W
New York, New York 10286
Attention: Corporate Trust Division

Ladies and Gentlemen:

         In connection with our proposed sale of certain Floating Rate Convertible Senior Notes due 2033 (the "Notes"), of TXU Corp. (the "Company"), we represent that:

         (i) the offer or sale of the Notes was made in an "offshore transaction";

         (ii) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

         (iii) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S under the U.S. Securities Act of 1933, as applicable;

         (iv) if this transfer of the Note is being made prior to the expiration of the one-year Distribution Compliance Period, such interest that is being transferred is held immediately thereafter through The Euroclear System or Clearstream Banking, societe anonyme; and

         (v) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

         You and the Company are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S under the U.S. Securities Act of 1933.

                                        Very truly yours,


                                        Name of Transferor:


                                        By:_________________________________
                                           Name:
                                           Title:
                                           Address:

                                                                       EXHIBIT D


                            FORM OF CONVERSION NOTICE

To:  TXU Corp.

         The undersigned registered holder of this Note hereby exercises the option to convert this Note, or portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, for shares of Common Stock of TXU Corp. in accordance with the terms of the Indenture and Officer's Certificate referred to in this Note, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check for cash deliverable upon such conversion, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

         This notice shall be deemed to be an irrevocable exercise of the option to convert this Note.

Dated:

                                                ________________________________

                                                ________________________________
                                                         Signature(s)

                                        Signature(s) must be guaranteed by a
                                        commercial bank or trust company or a
                                        member firm of a major stock exchange
                                        if shares of Common Stock are to be
                                        issued, or Notes to be delivered, other
                                        than to or in the name of the registered holder.


                                                ________________________________
                                                         Signature Guarantee

Fill in for registration of shares if
to be delivered, and Notes if to be
issued other than to and in the name
of registered holder:

__________________________________          Principal Amount to be purchased (if
(Name)                                      less than all):


__________________________________          $___________,000
(Street Address)


__________________________________          Social Security or Other Taxpayer
(City, state and zip code)                  Number


Please print name and address

                                                                       EXHIBIT E


                   FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To:  TXU Corp.

         The undersigned registered holder of this Note hereby acknowledges receipt of a notice from TXU Corp. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Note, or the portion hereof (which is $1,000 principal amount or a integral multiple thereof) designated below, in accordance with the terms of the Officer's Certificate referred to in this Note and directs that the check of the Company, in payment for this Note or the portion thereof and any Notes representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Note not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:                                          ________________________________

                                                         Signature(s)
                                        Signature(s) must be guaranteed by a
                                        commercial bank or trust company or a
                                        member firm of a major stock exchange
                                        if Notes to be delivered, other than to
                                        or in the name of the registered
                                        holder.


                                                ________________________________
                                                         Signature Guarantee



Fill in for registration of Notes if to be issued other than to and in the name of registered holder:

_______________________________
(Name)

_______________________________
(Street Address)

_______________________________
(City, state and zip code)

Please print name and address
                                        Principal Amount to be purchased (if
                                        less than all):  $__________,000
                                        Social Security or Other Taxpayer
                                        Number

                                                                       EXHIBIT F


                             FORM OF PURCHASE NOTICE

To:  TXU Corp.

         The undersigned registered holder of this Note hereby acknowledges receipt of a notice from TXU Corp. (the "Company") as to the holder's option to require the Company to repurchase this Note and requests and instructs the Company to repurchase this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, in accordance with the terms of the Supplemental Indenture referred to in this Note and directs that the check of the Company in payment for this Note or the portion thereof and any Notes representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Note not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Dated:                                          ________________________________
                                                         Signature(s)

                                        Signature(s) must be guaranteed by a
                                        commercial bank or trust company or a
                                        member firm of a major stock exchange
                                        if Notes to be delivered, other than to
                                        or in the name of the registered
                                        holder.


                                                ________________________________
                                                         Signature Guarantee



Fill in for registration of Notes if to be issued other than to and in the name of registered holder:

_______________________________
(Name)

_______________________________
(Street Address)

_______________________________
(City, state and zip code)

Please print name and address
                                        Principal Amount to be purchased (if
                                        less than all):  $__________,000
                                        Social Security or Other Taxpayer
                                        Number

                                                                       EXHIBIT G


                                 ASSIGNMENT FORM

         For value received ___________________________ hereby sell(s), assign(s) and transfer(s) unto _____________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints __________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

                                                ________________________________
                                                         Signature(s)

                                        Signature(s) must be guaranteed by a
                                        commercial bank or trust company or a
                                        member firm of a major stock exchange
                                        if shares of Common Stock are to be
                                        issued, or Notes to be delivered, other
                                        than to or in the name of the registered holder.


                                                ________________________________
                                                         Signature Guarantee



NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                                                                       EXHIBIT H



                     FORM OF RESTRICTED COMMON STOCK LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF TXU CORP. (THE "COMPANY") THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (A)(1) TO THE COMPANY,
(2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (5) IN ACCORDANCE WITH ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF, OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER, REGULATION S UNDER THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY AGREES THAT SUCH HOLDER WILL NOT ENGAGE IN HEDGING TRANSACTIONS INVOLVING THIS SECURITY UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF JULY 9, 2003 ENTERED INTO BY THE COMPANY FOR THE BENEFIT OF CERTAIN HOLDERS OF SECURITIES FROM TIME TO TIME.

THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A RIGHTS AGREEMENT, DATED AS OF FEBRUARY 19, 1999, BETWEEN THE COMPANY AND THE BANK OF NEW YORK, AS RIGHTS AGENT.

                                                                       EXHIBIT I


                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                           OF RESTRICTED COMMON STOCK

                (Transfers pursuant to the Officer's Certificate)

[NAME AND ADDRESS OF COMMON STOCK TRANSFER AGENT]

                  Re: TXU Corp. Floating Rate Convertible Senior Notes Due 2033 (the "Notes")

                  Reference is hereby made to the Indenture, dated as of July 1, 2003, from the Company to the Trustee ( the "Indenture"), and the Officer's Certificate, dated July 15, 2003 ("Officer's Certificate"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  This letter relates to _________ shares of Common Stock represented by the accompanying certificate(s) that were issued upon conversion of Notes and which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Common Stock.

                  In connection with the transfer of such shares of Common Stock, the undersigned confirms that such shares of Common Stock are being transferred:

                  CHECK ONE BOX BELOW

                  (1)      [ ]      to the Company; or

                  (2)      [ ]      to a "qualified institutional buyer" (as
                                    defined in Rule 144A under the Securities
                                    Act of 1933) in accordance with Rule 144A under the Securities Act of 1933;

                  (3)      [ ]      pursuant to and in compliance with Regula-
                                    tion S under the Securities Act of 1933 in off-shore transactions to non-U.S. Persons;
                                    or

                  (4)      [ ]      pursuant to an exemption from registration
                                    under the Securities Act of 1933 provided by Rule 144 thereunder.

                  Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) or (3) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, and if box (3) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                        [Name of Transferor],


                                        By
                                             Name:
                                             Title:

Dated:


                                      I-2